Exhibit 10

LOAN AGREEMENT
BY AND BETWEEN
M&I MARSHALL & ILSLEY BANK
AND
FIRST MIDWEST BANCORP, INC.
DATED AS OF OCTOBER 16, 1998

LOAN AGREEMENT

THIS LOAN AGREEMENT is made as of October 16, 1998 by and between
FIRST MIDWEST BANCORP, INC. and M&I MARSHALL & ILSLEY BANK.

IN CONSIDERATION of the mutual covenants, conditions and
agreements set forth herein, it is hereby agreed that:

ARTICLE I
DEFINITIONS

1.1 Definitions. When used in this Loan Agreement, the
following terms shall have the meanings specified:

"Affiliate" shall mean any Person:	(a) that directly or

indirectly controls, or is controlled by, or is under common control with, the Company or any Subsidiary; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the Company or any Subsidiary; (c) five percent (5%)
or more of the voting stock of which Person is directly or indirectly beneficially owned or held by the Company or any Subsidiary; (d) that is an officer or director of the Company or any Subsidiary; (e) of which an Affiliate is an officer or director; or (f) who is related by blood, adoption or marriage to an Affiliate. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Automatic Event of Default" shall mean any one or more of
the following:

(a) the Company or any Subsidiary shall become insolvent
or generally not pay, or be unable to pay, or admit in writing its inability to pay, its debts as they mature; or

(b) the Company or any Subsidiary shall make a general
assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its assets; or

(c) the Company or any Subsidiary shall become the subject
of an "order for relief" within the meaning of the United States Bankruptcy Code, or shall file a petition in bankruptcy, for reorganization or to effect a plan or other arrangement with creditors; or

(d) the Company or any Subsidiary shall have a petition or

application filed against it in bankruptcy or any similar proceeding, or shall have such a proceeding commenced against it, and such petition, application or proceeding shall remain undismissed for a period of sixty (60) days or more, or the Company or any Subsidiary shall file an answer to such a petition or application, admitting the material allegations thereof; or

(e) the Company or any Subsidiary shall apply to a court

for the appointment of a receiver or custodian for any of its assets or properties, or shall have a receiver or custodian appointed for any of its assets or properties, with or without consent, and such receiver shall not be discharged within sixty (60) days after his appointment; or

(f) the Company or any Subsidiary shall adopt a plan of
complete liquidation of its assets.

"Business Day" shall mean any day other than a Saturday,
Sunday, public holiday or other day when commercial banks in Wisconsin are authorized or required by Law to close.

"Closing Date" shall mean the date of the consummation of
the transactions evidenced by this Loan Agreement.

"Company" shall mean First Midwest Bancorp, Inc., a Delaware corporation.

"Default" shall mean any event which would constitute an
Event of Default but for the requirement that notice be given or time elapse or both.

"Environmental Laws" means all Laws, judgments, decrees,

permits, licenses, agreements and other governmental restrictions, now or at any time hereafter in effect, relating to: (a) the emission, discharge or release of pollutants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances, materials or wastes into the environment; or (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes; or (c) the investigation, clean-up or remediation thereof.

"ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended and as in effect from time to time.

"Event of Default" shall mean any Automatic Event of Default or any Notice Event of Default.

"FRB" shall mean the Board of Governors of the Federal
Reserve System.

"GAAP" shall mean generally accepted accounting principles

as in effect from time to time in the United States of America, applied by the Company and its Subsidiaries on a basis consistent with the preparation of the Company's most recent financial statements furnished to M&I pursuant to Section 6.2 hereof.

"Indebtedness" shall mean all liabilities or obligations of

the relevant Person, whether primary or secondary or absolute or contingent: (a) For borrowed money or for the deferred purchase price of property or services (excluding trade obligations incurred in the ordinary course of business, which are not the result of any borrowing); (b) as lessee under leases that have been or should be capitalized according to GAAP; (c) evidenced by notes, bonds, debentures or similar obligations; (d) under any guaranty or enforcement (other than in connection with the deposit and collection of checks in the ordinary course of business), and other contingent obligations to purchase, provide funds for payment, supply funds to invest in any Person, or otherwise assure a creditor against loss; or
(e) secured by any Liens on assets of such Person, whether or not the obligations secured have been assumed by such Person.

"Law" shall mean any federal, state, local or other law,
rule, regulation or governmental requirement of any kind, and the rules, regulations, interpretations and orders promulgated thereunder.

"LIBOR" shall mean an annual rate of interest equal to the

Adjusted Interbank Rate (as defined immediately below), which rate shall change on the first day of each calendar month. Each change in any rate of interest computed by reference to LIBOR shall take effect on the first day of each calendar month.

"Adjusted Interbank Rate" means an annual rate for any calendar month (rounded upwards, if necessary, to the nearest 1/100 of 1%), determined pursuant to the following formula:

Adjusted Interbank Rate =	Interbank Rate
1 - Interbank Reserve
Requirement

"Interbank Rate" means with respect to any Loan, the rate per annum equal to the rate (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted as the rate at which dollar deposits in immediately available funds are offered on the first day of each calendar month in the interbank Eurodollar market on or about 9:00 A.M. Milwaukee time for a period of one (1) calendar month and in an amount equal to or comparable to the amount of such Loan. If the first day of any calendar month is not a
Business Day, the Interbank Rate shall be established on the preceding Business Day. Each such determination shall be
conclusive and binding upon the parties hererto in the absence of demonstrable error. M&I currently uses the Knight Ridder
Information Service to provide information with respect to the interbank Eurodollar market, but M&I may change the service
providing such information at any time.

"Interbank reserve Requirement" means a percentage (expressed as a decimal) equal to the aggregate reserve requirements in effect on the first day of each calendar month (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in
reserve requirements during each calendar month) specified for
"Eurocurrency Liabilities" under Regulation D of the FRB, or any other regulation of the FRB which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in
Regulation D, as then in effect, as applicable to the class or classes of banks of which M&I is a member. As of the date of this Loan Agreement, the Interbank Reserve Requirement is 0%.

"Lien" shall mean, with respect to any asset: (a) any

mortgage, pledge, lien, charge, security interest or encumbrance of any kind; and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

"Line of Credit Commitment" shall mean the commitment of M&I to make Line of Credit Loans to the Company up to a maximum aggregate principal amount outstanding from time to time equal to Thirty Million
Dollars ($30,000,000), subject to any adjustment pursuant to
Section 2.10 of this Loan Agreement.

"Line of Credit Loans" shall mean the loans made from time
to time to the Company by M&I pursuant to section 2.1 of this Loan Agreement.

"Line of Credit Note" shall mean a promissory note issued by the Company and payable to the order of M&I evidencing the Line of Credit Loans and in substantially the form of Exhibit C attached hereto.

"Line of Credit Termination Date" shall mean the earlier of:
(a) October 15, 1999; or (b) the date that the Line of Credit Commitment is terminated pursuant to either Section 2.10 or Section 7.1 of this Loan Agreement.

"Loan" or "Loans" shall mean the Line of Credit Loans.

"Loan Agreement" shall mean this Loan Agreement, together
with the Exhibits and any Schedules attached hereto, as the same shall be amended from time to time in accordance with the terms hereof.

"M&I" shall mean M&I Marshall & Ilsley Bank, a Wisconsin
banking corporation.

"Note" shall mean the Line of Credit Note.

"Notice Event of Default" shall mean any one or more of the
following:

(a) the Company shall fail to pay any installment of the
principal of or interest upon the Note within fifteen (15) days of the date when due; or

(b) there shall be a default in the performance or
observance of any of the covenants and agreements contained in Section 3.3, Article V or Sections 6.1(a), 6.4, 6.5, 6.10, 6.11, 6.12, 6.13, 6.14 or 6.15 of this Loan Agreement; or

(c) there shall be a default in the performance or

observance of any of the other covenants, agreements or conditions contained in this Loan Agreement, the Note or any other document, agreement or instrument delivered in connection with this Loan
Agreement and such default shall have continued for a period of sixty
(60) calendar days after notice thereof from M&I to the Company; or

(d) any representation or warranty made by the Company in
this Loan Agreement or in any document or financial statement delivered pursuant to this Loan Agreement shall prove to have been false in any material respect as of the time when made or given; or

(e) final judgments shall be entered against the Company

or any Subsidiary which, when added to other final judgments against the Company and all Subsidiaries exceeds the aggregate amount of
$5,000,000 and such final judgments shall remain outstanding and unsatisfied, unbonded or unstayed after thirty (30) days from the date of entry thereof; provided that no final judgment shall be included in the calculation under this subsection to the extent that the claim underlying such judgment is covered by insurance and defense of such claim has been tendered to and accepted by the insurer without reservation; or

(f) (i) any Reportable Event (as defined in ERISA) shall

have occurred which constitutes grounds for the termination of any
Plan by the PBGC or for the appointment of a trustee to administer any
Plan, or any Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate court to administer any Plan, or the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan, or the Company or any trade or business which together with the Company would be treated as a single employer under Section 4001 of ERISA shall withdraw in whole or in part from a multi employee Plan; and
(ii) the aggregate amount of the Company's liability for all such occurrences, whether to a Plan, the BPGC or otherwise, may exceed
$5,000,000 and such liability is not covered, for the benefit of the
Company, by insurance; or

(g) the Company or any subsidiary shall: (i) fail to pay

any amount of principal or interest when due (whether by scheduled maturity, required prepayment, acceleration or otherwise) under any
Indebtedness (other than the Note) in an aggregate amount of
$5,000,000 or more and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Indebtedness; or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such failure shall not be waived and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit acceleration of, with the giving of notice if required, the maturity of such Indebtedness; or

(h) the Company shall own less than 100% of any class of
common stock of either First Midwest Bank or First Midwest Mortgage Corporation; or

(i) the occurrence of any default or event of default

under any other loan agreement, credit agreement, letter of credit application or other document or instrument evidencing obligations of the Company to M&I or otherwise in respect of any credit accommodation extended to the Company by M&I.

"PBGC" shall mean the PBGC or any entity succeeding to any
or all of its functions under ERISA.

"Permitted Indebtedness" shall mean: (a) Indebtedness to

M&I; (b) Indebtedness of any Subsidiary which is a bank incurred in the ordinary course of its business to depositors or customers as such or in connection with transactions in Federal funds and interbank credit facilities, including the indebtedness or obligations by reason of any deposits with it or funds collected by it, any banker's acceptance or letter of credit, check, note, certificate of deposit, money order, receipt, draft or bill of exchange issued, accepted or endorsed by it, any discount with, borrowing from, or other obligation to, any Federal
Reserve Bank, any agreement made by it, to purchase or repurchase securities, loans or Federal funds or any interest or participation in any thereof, any transaction in the nature of an extension of credit, whether in the form of a commitment, guarantee or otherwise, undertaken for the account of a third party with the application of the same banking considerations that would be applicable if the transaction were a loan to such party, and any transaction in which it acts solely in a fiduciary or agency capacity; (c) Indebtedness of any
Subsidiary which is not a bank incurred in the ordinary course of its business; (d) unsubordinated Indebtedness for borrowed money not to exceed $30,000,000 in the aggregate; and (e) guarantees by the Company of hedging activities of First Midwest Mortgage Corporation, guarantees by the Company of swap activities of First Midwest Bank and guarantees by the Company of other ordinary course of business activities by its Subsidiaries.

"Person" shall mean and include an individual, partnership,
limited liability entity, corporation, trust, incorporated organization and a government or any department or agency thereof.

"Plan" shall mean each pension, profit sharing, stock bonus,

thrift, savings and employee stock ownership plan established or maintained, or to which contributions have been made, by the Company or any trade or business which together with the Company would be treated as a single employer under Section 4001 of ERISA.

"Prime Rate" shall mean the prime rate of interest adopted

by M&I from time to time as the base rate for interest rate
determinations. Each change in any rate of interest computed by reference to the Prime Rate shall take effect on the effective date of any change in the Prime Rate.

"Subsidiary" shall mean any Person at least fifty percent

(50%) of the outstanding ownership interest of which (of any class or classes, however designated, having ordinary voting power for the election of at least a majority of the members of the board of directors or other managing body of such Person, other than ownership interests having such power only by reason of the happening of a contingency) shall at the time be owned by the Company directly or through one or more Subsidiaries.

1.2 Interpretation. The foregoing definitions are equally

applicable to both the singular and plural forms of the terms defined.
The words "hereof", "herein", and "hereunder" and words of like import when used in this Loan Agreement shall refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement.
Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Loan Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Loan Agreement.

ARTICLE II
THE LOAN

2.1 Line of Credit Loans. From time to time prior to the Line of Credit Termination Date, M&I agrees to make Line of Credit Loans to the Company subject to the terms and conditions set forth in this Loan
Agreement. The amount of Line of Credit Loans outstanding at any one time shall never exceed an amount equal to the Line of Credit
Commitment. All Line of Credit Loans shall be evidenced by the Line of Credit Note, the Company being obligated, however, to pay the amount of Line of Credit Loans actually made (including any over-
advances), together with interest on the amount which remains outstanding from time to time. The Company may borrow, repay and reborrow under this Section subject to the terms and conditions of this Loan Agreement. The Line of Credit Note shall mature on the Line of Credit Termination Date.

2.2 Interest. (a) The unpaid principal of all Line of Credit

Loans shall bear interest at either: (i) LIBOR quoted for each calendar month plus 0.55%; or (ii) the Prime Rate, as selected the
Company upon written or telephonic notice at least one (1) Business
Day prior to the end of any calendar month. Each such notice shall be effective upon receipt by M&I, and must be received by 12:30 P.M.,
Milwaukee time, to be considered as received on the day given. Any interest rate conversion for all Line of Credit Loans shall be effected only on the first day of any calendar month. Absent receipt by M&I of a notice of interest rate conversion, all Line of Credit
Loans shall continue to bear interest at the interest rate option previously selected by the Company. If the Line of Credit Loans bear interest at the Prime Rate, such rate shall automatically change on the effective date of each change in the Prime Rate, and if the Line of Credit Loans bear interest by reference to LIBOR, such rate shall automatically change on the first day of each calendar month in accordance with the terms hereof.

(b) In the event that any amount of the principal of, or

interest on, the Note is not paid on the date when due(whether at stated maturity, by acceleration or otherwise), the entire principal amount outstanding under the Note shall bear interest, in addition to the interest otherwise payable under the Note and to the extent permitted by Law, at the annual rate of two percent (2.0%) from the day following the due date until all such overdue amounts have been paid in full.

(c) All interest and other amounts due under this Loan
Agreement and the Note shall be computed for the actual number of days elapsed on the basis of a 360-day year.

2.3 Payments. (a) The outstanding unpaid principal balance of the Line of Credit Loans shall be paid in full on the Line of Credit Termination Date.

(b) Interest accrued on the Line of Credit Loan through

the last day of each calendar quarter (including in the case of the first interest payment, interest accrued from the Closing Date) shall be paid on the first day of the next calendar quarter, commencing on
January 1, 1999 and continuing thereafter until all principal of and accrued interest on the Line of Credit Loan is repaid in full.

(c) All payments of principal and interest on account of

the Note and all other payments made pursuant to this Loan Agreement shall be delivered to M&I, 770 North Water Street, Milwaukee,
Wisconsin 53202, Attention: Correspondent Banking or at such other place as M&I or any holder of the Note shall designate in writing to the Company, in immediately available funds by 12:00 noon, Milwaukee time on the date when due, and if received after such time on any day shall be deemed to have been made on the next Business Day. Whenever any payment to be made under this Loan Agreement or under the Note shall be stated to be due on a day which is not a Business Day, the day for such payment shall be extended to the next succeeding Business
Day, and such extension of time shall be included in the computation of interest. The Company hereby authorized M&I to debit its deposit accounts at M&I, if any, for all payments of principal and interest due and owing on the Loan and for all other payments due and owing under this Loan Agreement.

(d) All payments owed by the Company to M&I under this

Loan Agreement and the Note shall be made without any counterclaim and free and clear of any restrictions or conditions and free and clear of, and without deduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed on the Company by any governmental or other authority. If the Company is compelled by
Law to make any such deductions or withholdings it will pay such additional amounts as may be necessary in order that the net amount received by M&I after such deductions or withholdings, shall equal the amount M&I would have received had no such deductions or withholdings been required to be made, and it will provide M&I with evidence satisfactory to M&I that it has paid such deductions or withholdings.

2.4 Prepayments. The company may, from time to time and without premium or penalty, prepay the Line of Credit loans in whole or in part.

2.5 Recordkeeping. M&I shall record in its records the date and amount of the Loan and each repayment of the Loan. The aggregate amounts so recorded shall be rebuttable presumptive evidence of the principal and interest owing and unpaid on the Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the
Company under this Loan Agreement or under the Note to repay the principal amount of the Loan together with all interest accruing thereon.

2.6 Increased Costs. If Regulation D of the FRB, or the

adoption of any applicable law, rule or regulation of general application, or any change therein, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by M&I with any request or directive of general application (whether or not having the force of law) or any such authority, central bank or comparable agency:

(a) shall subject M&I to any tax, duty or other charge

with respect to the Loan or the Note, or shall change the basis of taxation of payments to M&I of the principal of or interest on the
Loan or any other amounts due under this Loan Agreement in respect of the Loan (except for changes in the rate of tax on the overall net income of M&I); or

(b) shall impose, modify or deem applicable any reserve

(including, without limitation, any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to this Loan Agreement), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, M&I; or

(c) shall affect the amount of capital required or
expected to be maintained by M&I or any corporation controlling M&I; or

(d) shall impose on M&I any other condition affecting the
Loan or the Note;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on)
M&I of making or maintaining any Loan hereunder, or to reduce the amount of any sum received or receivable by M&I under this Loan
Agreement or under the Note with respect thereto, then within ten (10)
days after demand by M&I (which demand shall be accompanied by a statement setting forth the basis of such demand), the Company shall pay directly to M&I such additional amount or amounts as will compensate M&I for such increased cost or such reduction.
Determinations by M&I for purposes of this Section of the effect of any change in applicable laws or regulations or of any
interpretations, directives or requests thereunder on its costs of making or maintaining the Loan hereunder, or sums receivable by it in respect of Loan, and of the additional amounts required to compensate
M&I in respect thereof, shall be conclusive, absent manifest error.

2.7 Warranty. Each notice of borrowing or conversion shall

automatically constitute a warranty by the Company to M&I that, on the requested date of such Loan or continuation or conversion, as the case may be: (a) all of the representations and warranties of the Company contained in this Loan Agreement shall be true and correct on such date as though made on such date; and (b) no Default or Event of
Default shall exist on such date.

2.8 Deposits Unavailable or Interest Rate Unascertainable.

(a) If M&I is advised that deposits in dollars (in the

applicable amount) are not being offered to banks in the relevant market for a period of one (1) calendar month, or M&I otherwise determines (which determination shall be binding and conclusive on all parties) that by reason of circumstances affecting the interbank
Eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Interbank Rate; or

(b) If lenders similar to M&I have determined that the Interbank

Rate will not adequately and fairly reflect the cost to such lenders of maintaining or funding loans based on the Interbank Rate, or that the making or funding of such Interbank Rate loans has become impracticable as a result of an event occurring after the date of this
Loan Agreement which in the opinion of M&I materially affects such
Interbank Rate loans;

then so long as such circumstances shall continue, M&I shall not be under any obligation to make or continue Loans based on the Interbank
Rate and on the first Business Day of the next calendar month, such
Loans shall bear interest at the Prime Rate or at such other rate mutually agreeable to the Company and M&I.

2.9 Change in Law Rendering Interbank Rate Loans Unlawful. In

the event that any change in (including the adoption of any new)
applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it unlawful for M&I to make, maintain or fund Loans based on the Interbank Rate, then: (a) M&I shall promptly notify the Company; (b) the obligation of M&I to make or continue Loans based on the Interbank Rate shall be suspended for the duration of such unlawfulness; and (c) on the first
Business Day of the next calendar month, such Loans shall bear interest at the Prime Rate or at such other rate mutually agreeable to the Company and M&I.

2.10 Change of Control. In the event following a Change of

Control (as defined below) M&I determines that such Change of Control gives it reason to believe in its sole discretion that there has been, or may be, a change in the direction, methods of operation, financial condition or prospects of the Company, M&I may, upon notice to the
Company, terminate or reduce its obligation to make Line of Credit
Loans hereunder and/or require that the Company pay or prepay all or part of the Loans hereunder, together with interest on the principal so prepaid accrued to the date of such payment or prepayment and all other amounts owing hereunder.

"Change of Control" shall mean an event or series of events by which any "person" or "group" (as such terms are used in Section 13(d)
and 14(d) of the Securities Exchange Act of 1934, as amended from time to time, (the "Exchange Act")) is or becomes the "beneficial owner"
(as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to be the "beneficial owner" of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing 51% or more of the combined voting power of the then-outstanding voting securities of the Company.

ARTICLE III
CONDITIONS

3.1 General Conditions. The obligation of M&I to make any Loan is subject to the satisfaction on the date hereof and on the date of each Loan, of the following conditions:

(a) the representations and warranties of the Company
contained in this Loan Agreement shall be true and accurate on and as of such date;

(b) there shall not exist on such date any Default or
Event of Default;

(c) the making of the Loan shall not be prohibited by any
applicable Law and shall not subject M&I to any penalty under or pursuant to any applicable Law;

(d) the Company shall have received all regulatory

approvals, all in form and substance satisfactory to M&I, which may be required in connection with the making of the Loans and the execution, delivery and performance of this Loan Agreement and the Note by the
Company; and

(e) M&I shall have received all documents required by this
Loan Agreement to be delivered to M&I.

3.2 Deliveries at Closing. The obligations of M&I to make any
Loan is further subject to the condition precedent that M&I shall have received each of the following (each to be properly executed, dated and completed) on or before the Closing Date:

(a) this Loan Agreement;

(b) the Line of Credit Note;

(c) an Officer's Certificate, in the form of Exhibit A
attached to this Loan Agreement, containing information as of the Closing Date;

(d) a certificate of the Secretary of State of Delaware
and the Secretary of State of Illinois as to the good standing of the Company, dated as of a recent date; and

(e) such additional supporting documents and materials as
M&I or its counsel may reasonably request.

3.3 Post-Closing Deliveries. The Company shall deliver to M&I no later than November 19, 1998 a certificate of the Secretary or an
Assistant Secretary of the Company, in the form of Exhibit B attached hereto as to: (i) the incumbency and signature of the officers of the
Company who have signed this Loan Agreement, the Note and any other documents or materials to be delivered by the Company to M&I pursuant to this Loan Agreement; (ii) the adoption and continued effect of resolutions of the board of directors of the Company authorizing the execution, delivery and performance of this Loan Agreement and the
Note, together with copies of such resolutions; and (iii) the accuracy and completeness of copies of the certificate of incorporation and bylaws of the Company, as amended to date, attached thereto.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to M&I as
follows:

4.1 Organization and Qualification. The Company is a

corporation duly and validly organized and existing and in good standing under the laws of the State of Delaware and has the corporate power and all necessary licenses, permits and franchises to own its assets and properties and to carry on its business and has received all necessary approvals to conduct its business as a registered bank holding company, as that phrase is defined in the Bank Holding Company
Act of 1956, as amended, and has made all filings presently required or contemplated by such act and will make all filings required in the future by such act and is not in violation of such act. The Company is duly licensed or qualified to do business in all jurisdictions in which failure to do so would have a material adverse effect on its business or financial condition.

4.2 Subsidiaries. Each of the Subsidiaries is a corporation

duly and validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and all necessary licenses, permits and franchises to own its assets and properties and to carry on its business. Each Subsidiary is duly licensed or qualified to do business in all jurisdictions in which failure to do so would have a material adverse effect on its business or financial condition.

4.3 Financial Statements. All of the financial statements of the Company and its Subsidiaries heretofore furnished to M&I are accurate and complete, were prepared in accordance with GAAP consistently applied throughout all periods and fairly present the financial condition and the results of operation of the relevant
Person for the periods and as of the relevant dates thereof. There has been no material adverse change in the business, properties or condition, financial or otherwise, of the Company and its Subsidiaries since the date of the latest of such financial statements.

4.4 Authorization; Enforceability. The making, execution,

delivery and performance of this Loan Agreement and the Note by the
Company and compliance with their respective terms by the Company have been duly authorized by all necessary corporate action. This Loan
Agreement and the Note are the valid and binding obligations of the
Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles.

4.5 Absence of Conflicting Obligations. The making, execution,

delivery and performance of this Loan Agreement and the Note and compliance with their respective terms do not violate any presently existing provision of Law or the certificate of incorporation or bylaws of the Company or any Subsidiary or any agreement to which the
Company or any subsidiary is a party or by which it is bound.

4.6 Taxes. The Company and each Subsidiary have filed all

federal, state, foreign and local tax returns which were required to be filed (subject to any valid extensions of the time for filing), and have paid or made provision for the payment of all taxes owed by them, and no tax deficiencies have been assessed or, to the Company's knowledge, proposed against the Company or any Subsidiary.

4.7 Absence of Litigation. Neither the Company nor any

Subsidiary is a party to, nor so far as is known to the Company is there any threat of, any litigation or administrative proceeding which would, if adversely determined, cause any material adverse change in the assets and properties of, or any material impairment of the right to carry on the business as now conducted by, or would cause any material adverse effect on the financial condition of, the Company or any Subsidiary.

4.8 Guarantees; Undisclosed Liabilities. Except pursuant to the deposit and collection of checks in the ordinary course of business, neither the Company nor any Subsidiary has guaranteed or become a surety or is otherwise contingently liable for the obligations of any other Person, except for Permitted Indebtedness. Neither the Company nor any Subsidiary has any liabilities of any nature not disclosed in the financial statements supplied by the Company to M&I.

4.9 Accuracy of Information. All information, certificates or statements by the Company or any Subsidiary given in, or pursuant to, this Loan Agreement shall be accurate, true and complete when given.

4.10 Title to Property. The Company and each Subsidiary have good and marketable title to their respective assets and properties and there are no Liens on any of the stock of the Company's Subsidiaries.

4.11 Federal Reserve Regulations. The Company will not, directly or indirectly, use the proceeds of the Loan for the purpose of purchasing or carrying any "margin stock" within the meaning of
Regulation U of the FRB, or otherwise take or permit any action which would involve a violation of any regulation of the FRB.

4.12 Offering of Note. Neither the Company nor any agent acting for it has offered the Note or any similar obligation of the Company for sale to or solicited any offers to buy the Note or any similar obligation of the Company from any Person other than M&I, and neither the Company nor any agent acting for it will take any action which would subject the sale of the Note to the registration provisions of the Securities Act of 1933, as amended.

4.13 Banker's Blanket Bond. Each Subsidiary that is a bank has a current and valid banker's blanket bond covering it and its operations, officers and employees.

4.14 ERISA. The Company has no knowledge that any Plan is in noncompliance in any material respect with the applicable provisions of ERISA or the Internal Revenue Code. The Company has no knowledge of any pending or threatened litigation or governmental proceeding or investigation against or relating to any Plan, and has no knowledge of any reasonable basis for any material proceedings, claims or actions against or relating to any Plan. The Company has no knowledge that the Company has incurred any "accumulated funding deficiency" within the meaning of Section 302(a)(2) of ERISA in connection with any Plan.
The Company has no knowledge that there has been any Reportable Event or Prohibited Transaction (as such terms are defined in ERISA) with respect to any Plan, the occurrence of which would have a material adverse effect on the business or condition (financial or otherwise)
of the Company, or that the Company has incurred any liability to the
PBGC under Section 4062 of ERISA in connection with any Plan.

4.15 Compliance With Laws. Each of the Company and each

Subsidiary: (a) is in material compliance with all applicable
Environmental Laws; and (b) is in compliance in all material respects with all other Laws applicable to the Company or any subsidiary, their respective assets or operations.

4.16 Investment Company Act. Neither the Company nor any
Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

4.17 Public Utility Holding Company Act. Neither the Company nor

any Subsidiary is a "holding company" or a "subsidiary company" of a
"holding company", or an "affiliate" of a "holding company" or of a
"subsidiary company" of a "holding company", within the meaning of the
Public Utility Holding Company Act of 1935, as amended.

ARTICLE V
NEGATIVE COVENANTS

From and after the date of this Loan Agreement and until the entire amount of principal of and interest due on the Loan, and all other amounts of fees and payments due under this Loan Agreement and the Note, are paid in full, without the prior written consent of M&I:

5.1 Liens. The Company shall not incur, create, assume or
permit to be created or allow to exist any Lien upon, in or on any of the stock of the Company's Subsidiaries.

5.2 Indebtedness. The Company shall not, and shall cause each of its Subsidiaries to not, incur, create, assume or otherwise become primarily or secondarily liable, or absolutely or contingently liable, or permit to exist, any Indebtedness, except for Permitted Indebtedness, unless such Indebtedness, in the case of the Company, is subordinated to the Indebtedness created under this Loan Agreement in a written subordination agreement in form and substance satisfactory to M&I.

5.4 Pension Plans. The Company shall not, and shall cause each of its Subsidiaries to not, take, permit or omit any action with respect to any of its private pension plans which would give rise to a liability to the PBGC under the provisions of ERISA.

5.5 Transactions with Affiliates. The Company shall not engage in any transaction with an Affiliate on terms materially less favorable to the Company than would be available at the time from a Person who is not an Affiliate.

ARTICLE VI
AFFIRMATIVE COVENANTS

From and after the date of this Loan Agreement and until the entire amount of principal of and interest due on the Loan, and all other amounts of fees and payments due under this Loan Agreement and the Note, are paid in full:

6.1 Corporate Existence, Properties. The Company shall, and

shall cause each Subsidiary to: (a) maintain its corporate existence;
it being understood by the parties that mergers of current and future
Subsidiaries into one another and into the Company do not constitute a violation of this Section 6.1(a); (b) comply with all applicable Laws;
(c) conduct its business substantially as now conducted; (d) maintain all assets in good repair, working order and condition; and
(e) maintain a standard and modern system of accounting in accordance with GAAP consistently applied throughout all accounting periods.

6.2 Reporting Requirements. The Company shall, and shall cause each Subsidiary to, furnish to M&I such information respecting the business, assets and financial condition of the Company and the
Subsidiaries as M&I may reasonably request and, without request furnish to M&I:

(a) as soon as available, and in any event within 45 days
after the end of each fiscal quarter in each fiscal year (except the last quarter), a copy of the Quarterly Report on Form 10-Q submitted by the Company to the Securities and Exchange Commission;

(b) as soon as available, and in any event within 90 days
after the close of each fiscal year, a copy of the Annual Report on Form 10-K submitted by the Company to the Securities and Exchange Commission;

(c) together with each delivery required by subsections
(a) and (b) of this Section, an executed Officer's Certificate, in the form of Exhibit A attached hereto, containing information as of the date of the reports so delivered;

(d) simultaneously with each filing, copies of the
periodic reports filed by the Company with the FRB; and

(e) promptly after the same are delivered or available to
the Company or any subsidiary, copies of all reports submitted to the Company or any Subsidiary by independent certified public accountants in connection with any annual or special audit made of the books and records of the Company or any Subsidiary or relating to the
management, operation, accounting procedures or internal controls of the Company or any Subsidiary.

6.3 Taxes. The Company shall, and shall cause each Subsidiary to, pay all taxes and assessments prior to the date on which penalties attach thereto, except for any tax or assessment which is either not delinquent or which is being contested in good faith and by proper proceedings and against which adequate reserves have been provided.

6.4 Inspection of Properties and Records. The Company shall,

and shall cause each Subsidiary to, permit representatives of M&I to visit and of its properties and examine any of its books and records at any reasonable time and as often as may be reasonably desired and facilitate such inspection and examination.

6.5 Insurance. The Company shall, and shall cause each

Subsidiary to, maintain insurance coverage (including public liability, larceny, forgery, embezzlement or other criminal
misappropriation insurance and banker's blanket bonds) by financially sound and reputable insurers in such forms and amounts and against such risks as are customary in the case of corporations of established reputation engaged in the same or similar business and owning similar properties.

6.6 Compliance with Laws. (a) The Company shall, and shall

cause each Subsidiary to, comply with the requirements of all applicable Environmental Laws, all applicable health, safety and sanitation Laws and orders of regulatory and administrative
authorities with respect thereto, and without limiting the generality of the foregoing, promptly undertake and diligently pursue to completion appropriate and legally authorized remedial containment and clean-up action in the event of any release of oil or hazardous material or substance on, upon or into any real property owned, operated or in the control of the Company or any Subsidiary.

(b) The Company shall, and shall cause each Subsidiary to,
comply in all material respects with all other applicable Laws.

6.7 Compliance with Agreements. The Company shall, and shall cause each Subsidiary to, perform and comply in all respects with the provisions of any agreement binding upon the Company, and Subsidiary or their respective assets or properties, if the failure to so perform or comply would have a material adverse effect on the condition
(financial or otherwise) of the business, assets or properties of the
Company or any Subsidiary.

6.8 Notices. The Company shall:

(a) as soon as possible and in any event within fifteen

(15) days after the occurrence of any Default or Event of Default, notify M&I in writing of such Default or Event of Default and set forth the details thereof and the action which is being taken or proposed to be taken by the Company with respect thereto;

(b) promptly notify M&I of the commencement of any
litigation or administrative proceeding that would cause the representation and warranty of the Company contained in Section 4.7 of this Loan Agreement to be untrue;

(c) promptly notify M&I (i) of the occurrence of any

Reportable Event or Prohibited Transaction (as such terms are defined in ERISA) that has occurred with respect to any Plan, and (ii) of the institution by the PBGC or the Company of proceedings under Title IV of ERISA to terminate any Plan, if either of the foregoing could reasonably be expected to have an adverse effect on the financial condition of the Company in excess of $5,000,000; and

(d) promptly notify M&I of the commencement of any

investigation, litigation, or administrative or regulatory proceeding by, or the receipt of any notice, citation, pleading, order, decree or similar document issued by, any federal, state or local governmental agency or regulatory authority that results in, or may result in, the termination or suspension of any license or permit necessary to the
Company's or any Subsidiary's business, or that imposes, or may result in the imposition of, a material fine or penalty on the Company or any
Subsidiary.

6.9 Use of Proceeds. The Company shall use the proceeds of the
Loans to provide interim funding of mortgage loans made by First Midwest Mortgage Corporation and for other general corporate purposes.

6.10 Risk-Based Capital/Risk-Weighted Assets. The Company and

its Subsidiaries shall maintain as of the last day of each fiscal quarter a consolidated ratio of risk-based capital to weighted-risk assets, as defined by regulatory agencies having jurisdiction over the
Company and its Subsidiaries or in guidelines published by the FRB, in an amount not less than may be required from time to time by the FRB or other regulatory agency having jurisdiction over the Company and its Subsidiaries, but in no event lower than 10.0%.

6.11 Tier 1 Capital/Risk-Weighted Assets. The Company and its

Subsidiaries shall maintain as of the last day of each fiscal quarter a consolidated ratio of tier 1 capital to weighted-risk assets, as defined by regulatory agencies having jurisdiction over the Company and its Subsidiaries or in guidelines published by the FRB, in an amount not less than may be required from time to time by the FRB or other regulatory agency having jurisdiction over the Company and its
Subsidiaries, but in no event lower than 6.0%.

6.12 Tier 1 Capital/ Average Total Assets. The Company and its

Subsidiaries shall maintain as of the last day of each fiscal quarter a consolidated ratio of tier 1 capital to average total assets, as defined by regulatory agencies having jurisdiction over the Company and its Subsidiaries or in guidelines published by the FRB, in an amount not less than may be required from time to time by the FRB or other regulatory agency having jurisdiction over the Company and its
Subsidiaries, but in no event lower than 5.0%.

6.13 Non-Performing Loans/Total Loans. The Company and its

Subsidiaries shall maintain as of the last day of each fiscal quarter a consolidated ratio of non-performing loans to total loans, as defined by regulatory agencies having jurisdiction over the Company and its Subsidiaries or in guidelines published by the FRB or other applicable regulatory agency, in an amount not greater than may be required from time to time by the FRB or other regulatory agency having jurisdiction over the Company and its Subsidiaries, but in no event greater than 3.0%. For purposes of calculating the forgoing ratio, "non-performing loans" shall include all non-accrual loans, renegotiated debt and loans that are ninety (90) days or more past due.

6.14 Loan Loss Reserve/Total Loans. The Company and its

Subsidiaries shall maintain as of the last day of each fiscal quarter a consolidated ratio of loan loss reserve to total loans, as defined by regulatory agencies having jurisdiction over the Company and its
Subsidiaries or in guidelines published by the FRB or other applicable regulatory agency, in an amount not greater than may be required from time to time by the FRB or other regulatory agency having jurisdiction over the Company and its Subsidiaries, but in no event lower than
1.0%.

6.15 Return on Average Assets. The Company and its Subsidiaries

shall maintain as of the last day of each fiscal quarter a
consolidated return on average assets (excluding non-recurring charges to expense), as defined by regulatory agencies having jurisdiction over the Company and its Subsidiaries or in guidelines published by the FRB or other applicable regulatory agency, in an amount not greater than may be required from time to time by the FRB or other regulatory agency having jurisdiction over the Company and its
Subsidiaries, but in no event lower than 0.75% for the two just-ended consecutive fiscal quarters.

ARTICLE VII
REMEDIES

7.1 Acceleration. (a) Upon the occurrence of an Automatic Event of Default, then, without notice, demand or action of any kind by M&I:
(i) the obligation of M&I to make any Loans under this Loan Agreement shall automatically and immediately terminate; and (ii) the entire amount of unpaid principal of, and accrued and unpaid interest on, the
Note, and the entire amount of unpaid fees and expenses under this
Loan Agreement, shall be automatically and immediately due and payable.

(b) Upon the occurrence of a Notice Event of Default, M&I

may, upon written notice and demand to the Company: (i) terminate its obligation to make any Loans under this Loan Agreement; and
(ii) declare the entire amount of unpaid principal of, and accrued and unpaid interest on, the Note, and the entire amount of unpaid fees and expenses under this Loan Agreement, immediately due and payable.

7.2 Remedies Not Exclusive. No remedy herein conferred upon M&I is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or the Note or now or hereafter existing at law or in equity. No failure or delay on the part of M&I in exercising any right or remedy shall operate as a waiver thereof nor shall any single or partial exercise of any right preclude other or further exercise thereof or the exercise of any other right or remedy.

7.3 Setoff. The Company agrees that M&I shall have all rights of set-off and bankers' Lien provided by applicable Law, and in addition thereto, the Company agrees that if at any time any payment or other amount owing by the Company under the Note or this Loan
Agreement is then due to M&I, M&I may apply to the payment of such payment or other amount any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with M&I.

ARTICLE VIII
MISCELLANEOUS

8.1 Expenses and Attorneys' Fees. The Company shall pay all

reasonable fees and expenses incurred by M&I, including the reasonable fees of counsel, in connection with the preparation, issuance, maintenance and amendment of this Loan Agreement and the Note and the consummation of the transactions contemplated by this Loan Agreement, and the administration, protection and enforcement of M&I's rights under this Loan Agreement and the Note, including without limitation the protection and enforcement of such rights (before and after judgment) in any bankruptcy, reorganization or insolvency proceeding involving the Company or any Subsidiary. Notwithstanding the foregoing, the Company shall pay the legal fees of counsel incurred by
M&I in connection with the preparation of this Loan Agreement and the
Note and the closing in connection with same in an amount not to exceed $3,000.

8.2 Assignability; Successors. The Company's right and

liabilities under this Loan Agreement are not assignable or delegable, in whole or in part, without the prior written consent of M&I. The provisions of this Loan Agreement shall inure to the benefit of M&I and its successors and assigns and shall be binding upon the Company and its permitted successors and assigns.

8.3 Survival. All agreements, representations and warranties made in this Loan Agreement or in any document delivered pursuant to this Loan Agreement shall survive the execution and delivery of this
Loan Agreement, the issuance of the Note and the delivery of any such document.

8.4 Governing Law. This Loan Agreement, the Note and the other instruments, agreements and documents issued pursuant to this Loan
Agreement shall be governed by, and construed and interpreted in accordance with, the Laws of the State of Wisconsin applicable to agreements made and wholly performed within such state.

8.5 Counterparts; Headings. This Loan Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. The table of contents and article and section headings in this Loan Agreement are inserted for convenience of reference only and shall not constitute a part of this Loan Agreement.

8.6 Entire Agreement. This Loan Agreement and the Note and the

other documents referred to herein and therein contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth in this Loan
Agreement. This Loan Agreement supersedes all prior negotiations, agreements and undertakings between the parties with respect to such subject matter.

8.7 Notices. All communications or notices required or

permitted by this Loan Agreement shall be in writing and shall be deemed to have been given: (a) upon delivery if hand delivered, or
(b) upon deposit in the United States mail, postage prepaid, or with a nationally recognized overnight commercial carrier, air bill prepaid, or (c) upon transmission if by facsimile, provided that such transmission is promptly confirmed by hand delivery, mail or courier as provided above, and each such communication or notice shall be addressed as follows, unless and until any party notifies the other in accordance with this Section 8.7 of a change of address:

If to the Company:	First Midwest Bancorp, Inc.
300 Park Blvd., Suite 405
Itasca, Illinois 60143-0459
Attention: Mr. Donald J. Swistowicz

If to M&I:	M&I Marshall & Ilsley Bank
770 North Water Street
Milwaukee, Wisconsin 53202
Attention: Mr. John J. Kadlac

8.8 Amendment. No amendment of this Loan Agreement shall be
effective unless in writing and signed by the Company and M&I.

8.9 Taxes. If any transfer or documentary taxes, assessments or charges levied by any governmental authority shall be payable by reason of the execution, delivery or recording of this Loan Agreement, the Note or any other document or instrument issued or delivered pursuant to this Loan Agreement, the Company shall pay all such taxes, assessments and charges, including interest and penalties, and hereby indemnifies M&I against any liability therefor.

8.10 Accounting Terms. All accounting terms used in this Loan
Agreement shall be construed in accordance with GAAP consistent with those used in the preparation of the financial statements referred to in Section 6.2 of this Loan Agreement.

8.11 Severability. Any provision of this Loan Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this
Loan Agreement in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

8.12 Indemnification. The Company hereby indemnifies, agrees to defend and holds M&I harmless from and against all loss, liability, damage and expense, including costs associated with administrative and judicial proceedings and attorneys' fees, suffered or incurred by M&I on account of: (i) the Company's or any Subsidiary's failure to comply with any Environmental Law, or any order of any regulatory or administrative authority with respect thereto; (ii) any release of petroleum products or hazardous materials or substances on, upon or into real property owned, operated or controlled by the Company or any
Subsidiary; and (iii) any and all damage to natural resources or real property or harm or injury to Persons resulting or alleged to have resulted from any failure to comply or any release of petroleum products or hazardous materials or substances as described in clauses
(i) and (ii) above. All indemnities set forth in this Loan Agreement shall survive the execution and delivery of this Loan Agreement and the Note and the making and repayment of the Loan.

8.13 WAIVER OF RIGHT TO JURY TRIAL. M&I AND THE COMPANY
ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LOAN AGREEMENT OR THE NOTE OR WITH RESPECT TO THE TRANSACTION

CONTEMPLATED HEREBY AND THEREBY WOULD BE BASED UPON DIFFICULT AND
COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT
ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF
COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

8.14 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. AS A
MATERIAL INDUCEMENT TO M&I TO ENTER INTO THIS LOAN AGREEMENT:

(a) THE COMPANY AGREES THAT ALL ACTIONS OR PROCEEDINGS IN

ANY MANNER RELATING TO OR ARISING OUT OF THIS LOAN AGREEMENT OR THE
NOTE MAY BE BROUGHT ONLY IN COURTS OF THE STATE OF WISCONSIN LOCATED
IN MILWAUKEE COUNTY OR THE FEDERAL COURT FOR THE EASTERN DISTRICT OF
WISCONSIN, AND THE COMPANY CONSENTS TO THE JURISDICTION OF SUCH
COURTS. THE COMPANY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE
TO THE VENUE OF ANY SUCH COURT AND ANY RIGHT IT MAY HAVE NOW OR
HEREAFTER HAVE TO CLAIM THAT ANY SUCH ACTION OR PROCEEDING IS IN AN
INCONVENIENT COURT; and

(b) The Company consents to the service of process in any
such action or proceeding by certified mail sent to the address specified in Section 8.7.

(c) Nothing contained herein shall affect the right of M&I
to serve process in any other manner permitted by law or to commence an action or proceeding in any other jurisdiction.

8.15 Participation. M&I may, at any time and from time to time, grant to any bank or banks a participation in any part of the Loans; provided that M&I shall provide the Company with prior notice of any such participation to a bank that is not an Affiliate of M&I.

IN WITNESS WHEREOF, the parties hereto have executed this Loan
Agreement as of the day and year first above written.

FIRST MIDWEST BANCORP, INC.

By:	/s/ DONALD J. SWISTOWICZ
Donald J. Swistowicz
Executive Vice President

Attest:	/s/ JAMES M. ROOLF
Name:	James M. Roolf
Title:	Senior Vice President & Corp. Secretary

M&I MARSHALL & ILSLEY BANK

By:	/s/ JOHN J. KADLAC
John J. Kadlac, Vice President

Attest:	/s/ DALE R. MAYER
Name:	Dale R. Mayer
Title:	Vice President

Exhibit A

OFFICER'S CERTIFICATE

M&I Marshall & Ilsley Bank Attention: John J. Kadlac 770 North Water Street Milwaukee, Wisconsin 53202

Re: First Midwest Bancorp, Inc.

Ladies and Gentlemen:

This Officer's Certificate is delivered to you pursuant to the terms of the Loan Agreement dated as of October 16, 1998, as amended from time to time (the "Loan Agreement"), between First Midwest
Bancorp, Inc. (the "Company") and M&I Marshall & Ilsley Bank ("M&I").
Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

The undersigned hereby represents and warrants to M&I that:

1. The undersigned is an officer of the Company and is duly
authorized to execute and deliver this Officer's Certificate.

2. The representations and warranties of the Company contained in the Loan Agreement are true and accurate on and as of the date of this Officer's Certificate.

3. No default or Event of Default under the Loan Agreement has occurred and is continuing.[1]

4. Enclosed with this certificate is the Quarterly Report on

Form 10-Q [or: the Annual Report on Form 10-K] described in Section
6.4(a) [or: 6.4(b)] of the Loan Agreement for the quarter [or: year]
ended ______________, ____ (the "Financials"). To the best of our knowledge, the Financials are accurate and complete in all material respects, were prepared in accordance with generally accepted accounting principles and fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the date of, and for the period covered by, the Financials, subject to audit and normal year-end adjustments.[2]

6. As of the end of the quarter preceding the date hereof:

A. the ratio of risk-based capital to
risk-weighted assets of the Company and its Subsidiaries is:

1If a Default or an Event of Default exists, specify (a) the facts and circumstances of such Default or Event of Default, and (b) the actions that the Borrower has taken, is taking or proposes to take to remedy such Default or Event of Default.

2For the certificate delivered with the annual financial statements, delete the phrase "subject to audit and normal year-end adjustments."

B. the ratio of tier 1 capital to
risk-weighted assets of the Company and its Subsidiaries is:

C. the ratio of tier 1 capital to
average total assets of the Company and its Subsidiaries is:

D. the ratio of non-performing loans to
total loans of the Company and its Subsidiaries is:

E. the ratio of loan loss reserve to
total loans of the Company and its Subsidiaries is:

F. the return on average assets of the
Company and its Subsidiaries for the two fiscal quarters just-ended is:

Dated:	, .

FIRST MIDWEST BANCORP, INC.

By:
Title:

Exhibit B

CERTIFICATE OF SECRETARY

The undersigned does hereby certify that:

1. I am the duly elected, qualified and acting Secretary of
First Midwest Bancorp, Inc., a Delaware corporation (the "Company").

2. Attached hereto is a true and correct copy of

resolutions duly adopted by the Board of Directors of the Company on
November 18, 1998 and such resolutions have not in any way been rescinded or amended and have been in full force and effect at all times since their adoption up to and including the date hereof and are now in full force and effect.

3. Attached hereto are true and correct copies of the
certificate of incorporation and bylaws of the Company, as in effect on the date hereof.

4. The following are duly elected, qualified and acting
officers of the Company, holding the respective offices set forth opposite their respective names and the signature of each such officer hereof is his/her true genuine signature:

NAME	OFFICE		SIGNATURE

Donald J. Swistowicz	Executive Vice President

5. This certificate is delivered to M&I Marshall & Ilsely

Bank ("M&I") pursuant to that certain Loan Agreement dated as of
October 16, 1998 by and between the Company and M&I. M&I is entitled to rely on this certificate until canceled or amended by delivery to the Agent of a further certificate of the Secretary or an Assistant
Secretary of the Company.

IN WITNESS WHEREOF, I have executed this certificate in my
official capacity this		day of November, 1998.

Secretary

The undersigned, in the capacity as indicated below, does hereby
certify that		has been duly elected or appointed to,
and now holds, the office of Secretary of the Company, and that the above signature is his/her genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name as of the effective date indicated above.

By:
Name:
Title:

Exhibit C

LINE OF CREDIT NOTE

$30,000,000	Milwaukee, Wisconsin
October 16, 1998

FOR VALUE RECEIVED, FIRST MIDWEST BANCORP, INC., a Delaware

corporation (the "Company") hereby promises to pay to the order of M&I
MARSHALL & ILSLEY BANK ("M&I"), the principal sum of THIRTY MILLION
DOLLARS ($30,000,000), or such lesser amount of loan which remain outstanding under this Note, on October 15, 1999.

The unpaid principal shall bear interest from the date hereof until paid at an annual rate, computed on the basis of a 360-day year, as provided in the Loan Agreement referenced below. Interest accrued on the outstanding principal balance shall be payable on the first day of each calendar quarter, commencing on January 1, 1999, and continuing thereafter until the outstanding principal balance is repaid in full, with all accrued interest paid with the final payment of principal.

In the event that any amount of the principal of, or interest on,

this Note is not paid when due (whether at stated maturity, by acceleration of otherwise), the entire principal amount outstanding under this Note shall bear interest, in addition to the interest otherwise payable hereunder, at an annual rate of two percent (2%)
from the day following the due date until all such overdue amounts have been paid in full.

Payments of principal, interest and other amounts due hereunder are to be made in lawful money of the United States of America to M&I at 770 N. Water Street, Milwaukee Wisconsin 53202, Attention:
Correspondent Banking, or at such other place as the holder shall designate in writing to the Company.

The maker and all endorsers hereby severally waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note. The Company hereby agrees to pay all reasonable fees and expenses incurred by M&I or any subsequent holder, including the reasonable fees of counsel, in connection with the protection and enforcement of the rights of M&I or any subsequent holder under this Note, including without limitation the collection of any amounts due under this Note and the protection and enforcement of such rights (before or after judgment) in any bankruptcy,
reorganization or insolvency proceeding involving the Company.

This Note constitutes the Line of Credit Note issued pursuant to a Loan Agreement (the "Loan Agreement") dated as of October 16, 1998, as amended from time to time, by and between M&I and the Company, to which Loan Agreement reference is hereby made for a statement of the terms and conditions under which the Line of Credit Loans evidenced hereby may be made and a description of the terms and conditions upon which this Note may be prepaid in whole or in part. In case an Event of Default, as defined in the Loan Agreement, shall occur, the entire unpaid principal and accrued interest may be automatically due and payable or may be declared due and payable as provided in the Loan
Agreement.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to contracts made and wholly performed within such state.

FIRST MIDWEST BANCORP, INC.

By:
Donald J. Swistowicz
Executive Vice President

Attest:
Name:
Title:

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT is made as of May 1, 1999 by and between FIRST MIDWEST BANCORP, INC. and M&I MARSHALL & ILSLEY BANK.

NOW, THEREFORE, IN CONSIDERATION of mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, it is hereby agreed as follows:

ARTICLE I - DEFINITIONS

1.1 Amendment. "Amendment" shall mean this First Amendment to
Loan Agreement.

1.2 Loan Agreement. "Loan Agreement" shall mean the Loan
Agreement between M&I and the Company, dated as of October 16, 1998, together with the Exhibits and Schedules attached thereto.

1.3 Other Terms. Unless otherwise defined herein, the other
capitalized terms used in this Amendment shall have the definitions in the Loan Agreement.

ARTICLE II - AMENDMENTS

The Loan Agreement is deemed amended as of the date hereof as follows:

2.1 Article I Definitions. (a) The definition of "Line of
Credit Commitment" contained in Article I of the Loan Agreement is hereby amended by deleting "Thirty Million Dollars ($30,000,000)" and inserting "Fifty Million Dollars ($50,000,000)" in its place.

(b) The definition of "Line of Credit Termination Date" contained in Article I of the Loan Agreement is hereby amended by deleting "October 15, 1999" from clause (a) of such definition and inserting "April 30 2000" in its place.

(c) The definition of "Permitted Indebtedness" contained in
Article I of the Loan Agreement is hereby amended by deleting "$30,000,000" from clause (d) of such definition and inserting "$20,000,000" in its place.

2.2 Line of Credit Note. The Company shall execute and deliver to

M&I a substitute Line of Credit Note in the original principal amount of
$50,000,000 dated as of the date hereof, maturing on April 30, 2000 and otherwise in substantially the form of Exhibit C to the Loan Agreement.
Such Line of Credit Note shall evidence the Line of Credit Loans and shall constitute the Line of Credit Note issued pursuant to the Loan
Agreement.

2.3 Miscellaneous Amendments. The Loan Agreement and all other documents, instruments and materials executed and delivered heretofore or hereafter pursuant to the Loan Agreement are deemed hereby to be amended so that any reference therein to the Loan Agreement shall be a reference to such documents as amended by or pursuant to this Amendment.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to M&I that:

3.1 Loan Agreement. All of the representations and warranties made by the Company in the Loan Agreement are true and correct on the date of this Amendment. No Default or Event of Default under the Loan
Agreement has occurred and is continuing as of the date of this
Amendment.

3.2 Authorization; Enforceability. The making, execution,

delivery and performance of this Amendment and the Line of Credit Note and compliance with the terms of the Loan Agreement as amended and the
Line of credit Note have been duly authorized by all necessary corporate action by the Company. This Amendment and the Line of Credit Note
constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3.3 Absence of Conflicting Obligations. The making, execution,

and delivery of this Amendment and the Line of Credit Note, and compliance with the terms of the Loan Agreement as amended and the Line of Credit Note, do not violate any presently existing provision of law or the certificate of incorporation or bylaws of the Company or any
Subsidiary or any agreement to which the Company or any Subsidiary is a party or by which any of them are bound.

ARTICLE IV - MISCELLANEOUS

4.1 Continuance of Loan Agreement. Except as specifically amended by this Amendment, the Loan Agreement and all other documents, instruments and materials executed and delivered pursuant to the Loan Agreement shall remain in full force and effect.

4.2 References. Whenever the Loan Agreement is referred to in the

Loan Agreement, the Line of Credit Note or any of the other documents, instruments or materials executed and delivered heretofore or hereafter pursuant to the Loan Agreement, it shall be deemed to be referred to as amended by this Amendment.

4.3 Expenses and Attorney's Fees. The Company shall pay all fees and expenses incurred by M&I, including the reasonable fees of counsel, in connection with the preparation of this Amendment and the consummation of the transactions contemplated by this Amendment, and the protection or enforcement of the rights of M&I under this Amendment.

4.4 Survival. All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of any such document.

4.5 Governing Law. This Amendment and the other documents issued pursuant to this Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to contracts made and wholly performed within such state.

4.6 Counterparts. This Amendment may be executed in several
counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.

4.7 Severability. Any provision of this Amendment which is

prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this
Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

4.8 Effectiveness. This Amendment shall be effective as of the date first written above upon receipt by M&I of the following:

(a) this Amendment executed by the Company and M&I;

(b) the substitute Line of credit Note referenced above
executed by the Company;

(c) a certificate of the secretary of the Company dated the

date hereof as to: (i) the incumbency and signature of the officers of the Company who have signed or will sign this Amendment and the
Line of Credit Note; and (ii) the adoption and Continuing effect of resolutions of the Board of Directors of the Company authorizing the increase in the Line of Credit from $30,000,000 to $50,000,000 and authorizing the execution, delivery and performance of this
Amendment and the substitute Line of Credit Note; and

(d) such additional supporting documents and materials as M&I may reasonably request.

IN WITNESS WHEREOF, the parties hereto have executed this First
Amendment to Loan Agreement as of the date first written above.

FIRST MIDWEST BANCORP, INC.

By:	/s/ DONALD SWISTOWICZ
Name:	Donald Swistowicz
Title:	Exec VP & CFO

M&I MARSHALL & ILSLEY BANK

By:	/s/ JOHN KADLAC
Title:	Vice President

Attest:
/s/
Title::	Vice President

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT is made as of April 30, 2000 by and between FIRST MIDWEST BANCORP, INC. and M&I MARSHALL & ILSLEY
BANK.

NOW, THEREFORE, IN CONSIDERATION of mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, it is hereby agreed as follows:

ARTICLE I - DEFINITIONS

1.1 Amendment. "Amendment" shall mean this Second Amendment to
Loan Agreement.

1.2 Loan Agreement. "Loan Agreement" shall mean the Loan

Agreement between M&I and the Company, dated as of October 16, 1998, as amended by a First Amendment to Loan Agreement dated as of May 1, 1999 together with the Exhibits and Schedules attached thereto.

1.3 Other Terms. Unless otherwise defined herein, the other
capitalized terms used in this Amendment shall have the definitions in the Loan Agreement.

ARTICLE II - AMENDMENTS

The Loan Agreement is deemed amended as of the date hereof as follows:

2.1 Article I Definitions. The definition of "Line of Credit
Termination Date" contained in Article I of the Loan Agreement is hereby amended by deleting "April 30, 2000" from clause (a) of such definition and inserting "April 29, 2001" in its place.

2.2 Line of Credit Note. The Company shall execute and deliver to

M&I a substitute Line of Credit Note in the original principal amount of
$50,000,000 dated as of the date hereof, maturing on April 29, 2001 and otherwise in substantially the form of Exhibit C to the Loan Agreement.
Such Line of Credit Note shall evidence the Line of Credit Loans and shall constitute the Line of Credit Note issued pursuant to the Loan
Agreement.

2.3 Miscellaneous Amendments. The Loan Agreement and all other documents, instruments and material executed and delivered heretofore or hereafter pursuant to the Loan Agreement are deemed hereby to be amended so that any reference therein to the Loan Agreement shall be a reference to such documents as amended by or pursuant to this Amendment.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to M&I that:

3.1 Loan Agreement. All of the representations and warranties made by the Company in the Loan Agreement are true and correct on the date of this Amendment. No Default or Event of Default under the Loan
Agreement has occurred and is continuing as of the date of this
Amendment.

3.2 Authorization; Enforceability. The making, execution,

delivery and performance of this Amendment and the Line of Credit Note and compliance with the terms of the Loan Agreement as amended and the
Line of credit Note have been duly authorized by all necessary corporate action by the Company. This Amendment and the Line of Credit Note
constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3.3 Absence of Conflicting Obligations. The making, execution,

and delivery of this Amendment and the Line of Credit Note, and compliance with the terms of the Loan Agreement as amended and the Line of Credit Note, do not violate any presently existing provision of law or the certificate of incorporation or bylaws of the Company or any
Subsidiary or any agreement to which the Company or any Subsidiary is a party or by which any of them are bound.

ARTICLE IV - MISCELLANEOUS

4.1 Continuance of Loan Agreement. Except as specifically amended by this Amendment, the Loan Agreement and all other documents, instruments and materials executed and delivered pursuant to the Loan Agreement shall remain in full force and effect.

4.2 References. Whenever the Loan Agreement is referred to in the

Loan Agreement, the Line of Credit Note or any of the other documents, instruments or materials executed and delivered heretofore or hereafter pursuant to the Loan Agreement, it shall be deemed to be referred to as amended by this Amendment.

4.3 Expenses and Attorney's Fees. The Company shall pay all fees and expenses incurred by M&I, including the reasonable fees of counsel, in connection with the preparation of this Amendment and the consummation of the transactions contemplated by this Amendment, and the protection or enforcement of the rights of M&I under this Amendment.

4.4 Survival. All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of any such document.

4.5 Governing Law. This Amendment and the other documents issued pursuant to this Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to contracts made and wholly performed within such state.

4.6 Counterparts. This Amendment may be executed in several
counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.

4.7 Severability. Any provision of this Amendment which is

prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this
Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

4.8 Effectiveness. This amendment shall be effective as of the date first written above upon receipt by M&I of the following:

(a) this Amendment executed by the Company and M&I;

(b) the substitute Line of credit Note referenced above
executed by the Company; and

(c) such additional supporting documents and materials as M&I may reasonably request.

IN WITNESS WHEREOF, the parties hereto have executed this Second
Amendment to Loan Agreement as of the date first written above.

FIRST MIDWEST BANCORP, INC.

By:	/s/ DONALD J. SWISTOWICZ
Name:	Donald J. Swistowicz
Title:	Exec VP/CFO

M&I MARSHALL & ILSLEY BANK

By:	/s/ JOHN J. KADLAC
Title:	Vice President

Attest:
/s/ DALE R. MAYER
Title:	Vice President

THIRD AMENDMENT TO LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT is made as of April 29, 2001 by and between FIRST MIDWEST BANCORP, INC. (the "Company") and M&I
MARSHALL & ILSLEY BANK ("M&I").

NOW, THEREFORE, IN CONSIDERATION of mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, it is hereby agreed as follows:

ARTICLE I - DEFINITIONS

1.1 Amendment. "Amendment" shall mean this Third Amendment to
Loan Agreement.

1.2 Loan Agreement. "Loan Agreement" shall mean the Loan

Agreement between M&I and the Company, dated as of October 16, 1998, as amended by a First Amendment to Loan Agreement dated as of May 1, 1999, and a Second Amendment to Loan Agreement dated as of April 30, 2000, together with the Exhibits and Schedules attached thereto.

1.3 Other Terms. Unless otherwise defined herein, the other
capitalized terms used in this Amendment shall have the definitions in the Loan Agreement.

ARTICLE II - AMENDMENTS

The Loan Agreement is deemed amended as of the date hereof as follows:

2.1 Section 1.1 - Definitions. The definition of "Line of Credit
Termination Date" contained in Section 1.1 of the Loan Agreement is hereby amended by deleting "April 29, 2001" from clause (a) of such definition and inserting "April 28, 2002" in its place.

2.2 Section 6.13 - Non-Performing Loans/Total Loans. Section 6.13
of the Loan Agreement is hereby amended by deleting "3.0%" contained in the first sentence of such Section and inserting "2.5%" in its place.

2.3 Section 6.15 - Return on Average Assets. Section 6.15 of the
Loan Agreement is hereby amended by deleting "0.75%" from such Section and inserting "0.90%" in its place.

2.4 Line of Credit Note. The Company shall execute and deliver to

M&I a substitute Line of Credit Note in the original principal amount of
$50,000,000 dated as of the date hereof, maturing on April 28, 2002 and otherwise in substantially the form of Exhibit C to the Loan Agreement.
Such Line of Credit Note shall evidence the Line of Credit Loans and shall constitute the Line of Credit Note issued pursuant to the Loan
Agreement.

2.5 Miscellaneous Amendments. The Loan Agreement and all other documents, instruments and material executed and delivered heretofore or hereafter pursuant to the Loan Agreement are deemed hereby to be amended so that any reference therein to the Loan Agreement shall be a reference to such documents as amended by or pursuant to this Amendment.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to M&I that:

3.1 Loan Agreement. All of the representations and warranties made by the Company in the Loan Agreement are true and correct on the date of this Amendment. No Default or Event of Default under the Loan
Agreement has occurred and is continuing as of the date of this
Amendment.

3.2 Authorization; Enforceability. The making, execution,

delivery and performance of this Amendment and the Line of Credit Note and compliance with the terms of the Loan Agreement as amended and the
Line of credit Note have been duly authorized by all necessary corporate action by the Company. This Amendment and the Line of Credit Note
constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3.3 Absence of Conflicting Obligations. The making, execution,

and delivery of this Amendment and the Line of Credit Note, and compliance with the terms of the Loan Agreement as amended and the Line of Credit Note, do not violate any presently existing provision of law or the certificate of incorporation or bylaws of the Company or any
Subsidiary or any agreement to which the Company or any subsidiary is a party or by which any of them are bound.

ARTICLE IV - MISCELLANEOUS

4.1 Continuance of Loan Agreement. Except as specifically amended by this Amendment, the Loan Agreement and all other documents, instruments and materials executed and delivered pursuant to the Loan Agreement shall remain in full force and effect.

4.2 References. Whenever the Loan Agreement is referred to in the

Loan Agreement, the Line of Credit Note or any of the other documents, instruments or materials executed and delivered heretofore or hereafter pursuant to the Loan Agreement, it shall be deemed to be referred to as amended by this Amendment.

4.3 Expenses and Attorney's Fees. The Company shall pay all fees and expenses incurred by M&I, including the reasonable fees of counsel, in connection with the preparation of this Amendment and the consummation of the transactions contemplated by this Amendment, and the protection or enforcement of the rights of M&I under this Amendment.

4.4 Survival. All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of any such document.

4.5 Governing Law. This Amendment and the other documents issued pursuant to this Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to contracts made and wholly performed within such state.

4.6 Counterparts. This Amendment may be executed in several
counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.

4.7 Severability. Any provision of this Amendment which is

prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this
Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

4.8 Effectiveness. This amendment shall be effective as of the date first written above upon receipt by M&I of the following:

(a) this Amendment executed by the Company and M&I;

(b) the substitute Line of credit Note referenced above
executed by the Company; and

(d) such additional supporting documents and materials as M&I may reasonably request.

IN WITNESS WHEREOF, the parties hereto have executed this Third
Amendment to Loan Agreement as of the date first written above.

FIRST MIDWEST BANCORP, INC.

By:	/s/ DONALD J. SWISTOWICZ
Name:	Donald J. Swistowicz
Title:	Exec. V.P.

M&I MARSHALL & ILSLEY BANK

By:	/s/ JOHN J. KADLAC
Name	John J. Kadlac
Title:	Vice President

Attest:	/s/ BRENDAN MORAN
Name:	Brendan Moran
Title:	Correspondent Officer

FOURTH AMENDMENT TO LOAN AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AGREEMENT is made as of April 28, 2002 by and between FIRST MIDWEST BANCORP, INC. (the "Company") and M&I MARSHALL &
ILSLEY BANK ("M&I").

NOW, THEREFORE, IN CONSIDERATION of mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, it is hereby agreed as follows:

ARTICLE I - DEFINITIONS

1.1 Amendment. "Amendment" shall mean this Fourth Amendment to Loan Agreement.

1.2 Loan Agreement. "Loan Agreement" shall mean the Loan Agreement between M&I and the Company, dated as of October 16, 1998, as amended by a First Amendment to Loan Agreement dated as of May 1, 1999, a Second Amendment to Loan Agreement dated as of April 30, 2000, and a Third
Amendment to Loan Agreement dated as of April 29, 2001, together with the Exhibits and Schedules attached thereto.

1.3 Other Terms. Unless otherwise defined herein, the other capitalized terms used in this
Amendment shall have the definitions in the Loan Agreement.

ARTICLE II - AMENDMENTS

The Loan Agreement is deemed amended as of the date hereof as follows:

2.1 Section 1.1 - Definitions. The definition of "Line of Credit Termination Date"
contained in Section 1.1 of the Loan Agreement is hereby amended by deleting "April 28,2002" from clause (a) of such definition and inserting "April 27, 2003" in its place.

2.2 Section 2.11 - Fees.

Customer agrees to pay the following nonrefundable fees as a condition of access to credit under this
Agreement: Commitment fee in an amount equal to 1/16% per year on the average daily unused portion of the "Line of Credit Commitment" from the date of this Agreement until the Termination
Date specified in Section 1.1, payable at the time interest is payable under Section 2.2 on the same day of each consecutive quarter. (This non-usage fee will be deleted if M&I obtains the cash letter business of the Company in the future.)

2.3 Line of Credit Note. The Company shall execute and deliver to M&I a substitute Line of

Credit Note in the original principal amount of $50,000,000 dated as of the date hereof, maturing on April
27, 2003 and otherwise in substantially the form of Exhibit C to the Loan Agreement. Such Line of Credit
Note shall evidence the Line of Credit Loans and shall constitute the Line of Credit Note issued pursuant to the Loan Agreement.

2.4 Miscellaneous Amendments. The Loan Agreement and all other documents, instruments and material executed and delivered heretofore or hereafter pursuant to the Loan Agreement are deemed hereby to be amended so that any reference therein to the Loan Agreement shall be a reference to such documents as amended by or pursuant to this Amendment.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to M&I that:

3.1 Loan Agreement. All of the representations and warranties made by the company in the
Loan Agreement are true and correct on the date of this Amendment. No Default or Event of Default under the Loan Agreement has occurred and is continuing as of the date of this Amendment.

3.2 Authorization; Enforceability. The making, execution, delivery and performance of this

Amendment and the Line of Credit Note and compliance with the terms of the Loan Agreement as amended and the Line of Credit Note have been duly authorized by all necessary corporate action by the Company.
This Amendment and the Line of Credit Note constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3.3 Absence of Conflicting Obligations. The making, execution, and delivery of this

Amendment and the Line of Credit Note, and compliance with the terms of the Loan Agreement as amended and the Line of Credit Note, do not violate any presently existing provision of law or the certificate of incorporation or bylaws of the Company or any subsidiary or any agreement to which the
Company or any subsidiary is a party or by which any of them are bound.

ARTICLE IV - MISCELLANEOUS

4.1 Continuance of Loan Agreement. Except as specifically amended by this Amendment, the Loan Agreement and all other documents, instruments and materials executed and delivered pursuant to the Loan Agreement shall remain in full force and effect.

4.2 References. Whenever the Loan Agreement is referred to in the Loan Agreement, the

Line of Credit Note or any of the other documents, instruments or materials executed and delivered heretofore or hereafter pursuant to the Loan Agreement, it shall be deemed to be referred to as amended by this Amendment.

4.3 Expenses and Attorney's Fees. The Company shall pay all fees and expenses incurred by M&I, including the reasonable fees of counsel, in connection with the preparation of this Amendment and the consummation of the transactions contemplated by this Amendment, and the protection or enforcement of the rights of M&I under this Amendment.

4.4 Survival. All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of any such document.

4.5 Governing Law. This Amendment and the other documents issued pursuant to this
Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to contracts made and wholly performed within such state.

4.6 Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.

4.7 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

4.8 Effectiveness. This amendment shall be effective as of the date first written above upon receipt by M&I of the following:

(a) this Amendment executed by the Company and M&I;
(b) the substitute Line of Credit Note referenced above executed by the Company;
and
(c) such additional supporting documents and materials as M&I may reasonably request.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Loan
Agreement as of the date first written above.

FIRST MIDWEST BANCORP, INC.

By:	/s/ DONALD J. SWISTOWICZ

Name:	Donald J. Swistowicz

Title:	Exec VP - CFO

M&I MARSHALL & ILSLEY BANK

By:	/s/ JOHN J. KADLAC

Name:	John J. Kadlac

Title:	Vice President

FIFTH AMENDMENT TO LOAN AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AGREEMENT is made as of April 28, 2003 by and between FIRST MIDWEST BANCORP, INC. ("the Company") and M&I MARSHALL & ILSLEY
BANK ("M&I").

NOW, THEREFORE, IN CONSIDERATION of mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, it is hereby agreed as follows:

ARTICLE I - DEFINITIONS

1.1	Amendment. "Amendment" shall mean this Fifth Amendment to Loan Agreement.

1.2

Loan Agreement. "Loan Agreement" shall mean the Loan Agreement between M&I and the Company, dated as of October 16, 1998, and subsequently amended, together with the Exhibits and Schedules attached thereto.

1.3

Notice Event of Default. "Notice Event of Default" shall have the meaning assigned to such term in the Loan Agreement, except that paragraph (h) shall be amended to read as follows: "the Company shall own less than 100% of any class of common stock of First
Midwest Bank." Such amendment shall be effective as of the date that the Company originally notified M&I that the Company no longer owned 100% of the common stock of First Midwest Mortgage Corporation. M&I hereby waives all rights, remedies and causes of action in connection with such notification.

1.4	Other Terms. Unless otherwise defined herein, the other capitalized terms used in this
Amendment shall have the definitions in the Loan Agreement.

ARTICLE II - AMENDMENTS

The Loan Agreement is deemed amended as of the date hereof as follows:

2.1

Section 1.1 - Definitions. The definition of "Line of Credit Termination Date"
contained in Section 1.1 of the Loan Agreement is hereby amended by deleting "April 27,
2003" from clause (a) of such definition and inserting "April 26, 2004" in its place.

2.2

Line of Credit Note. The Company shall execute and deliver to M&I a substitute Line of
Credit Note dated April 28, 2003, in the original principal amount of $50,000,000.00, maturing on April 26, 2004 and otherwise in substantially the form of Exhibit C to the Loan
Agreement. Such Line of Credit Note shall evidence the Line of Credit Loans and shall constitute the Line of Credit Note issued pursuant to the Loan Agreement.

2.3

Miscellaneous Amendments. The Loan Agreement and all other documents, instruments and material executed and delivered heretofore or hereafter pursuant to the Loan
Agreement are deemed hereby to be amended so that any reference therein to the Loan
Agreement shall be a reference to such documents as amended by or pursuant to this

Amendment.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to M&I that:

3.1

Loan Agreement. All of the representations and warranties made by the company in the Loan Agreement are true and correct in all material respects on the date of this Amendment.
No Default or Event of Default under the Loan Agreement has occurred and is continuing as of the date of this Amendment.

3.2

Authorization; Enforceability. The making, execution and delivery of this
Amendment and the Line of Credit Note and compliance with the terms of the Loan
Agreement as amended and the Line of Credit Note have been duly authorized by all necessary corporate action by the Company. This Amendment and the Line of Credit Note
constitute the valid and binding obligations of the Company, enforceable against the
Company in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency or similar laws affecting their enforcement of creditor's rights generally.

3.3

Absence of Conflicting Obligations. The making, execution, and delivery of this
Amendment and the Line of Credit Note, and compliance with the terms of the Loan
Agreement as amended and the Line of Credit Note, do not violate any currently existing provision of law or the Restated Certificate of Incorporation or Amended and Restated
Bylaws of the Company or any subsidiary or any agreement to which the Company or any subsidiary is a party or by which any of them are bound.

ARTICLE IV - MISCELLANEOUS

4.1

Continuance of Loan Agreement. Except as specifically amended by this Amendment, the Loan Agreement and all other documents, instruments and materials executed and delivered pursuant to the Loan Agreement shall remain in full force and effect.

4.2

References. Whenever the Loan Agreement is referred to in the Loan Agreement, the
Line of Credit Note or any of the other documents, instruments or materials executed and delivered heretofore or hereafter pursuant to the Loan Agreement, it shall be deemed to be referred to as amended by this Amendment.

4.3

Expenses and Attorney's Fees. The Company shall pay all fees and expenses incurred by M&I, including the reasonable fees of counsel, in connection with the preparation of this Amendment and the consummation of the transactions contemplated by this
Amendment, and the protection or enforcement of the rights of M&I under this
Amendment.

4.4

Survival. All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this
Amendment and the delivery of any such document.

4.5

Governing Law. This Amendment and the other documents issued pursuant to this
Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to contracts made and wholly performed within such state.

	4.6	Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.

4.7

Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this
Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

	4.8	Effectiveness. This Amendment shall be effective as of the date first written above upon receipt by M&I of the following:

		(a)	this Amendment executed by the Company and M&I;
		(b)	the substitute Line of Credit Note referenced above executed by the Company; and
		(c)	such additional supporting documents and materials as M&I may reasonably request

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment to Loan
Agreement as of the date first written above.

FIRST MIDWEST BANCORP, INC.

By:	/s/ MICHAEL L. SCUDDER

Name:	Michael L. Scudder

Title:	EVP & CFO

M&I MARSHALL & ILSLEY BANK

By:	/s/ JOHN J. KADLAC		By:

Name:	John J. Kadlac		Name:

Title:	Vice President		Title: